        Exhibit 99.1
PRESS RELEASE

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Armada Hoffler Announces Appointment of Shawn J. Tibbetts as Chairman of the Board of Directors
Unified leadership structure reflects Board confidence and continued commitment to disciplined growth and shareholder value
VIRGINIA BEACH, Va., Oct. 16, 2025 (GLOBE NEWSWIRE) -- Armada Hoffler (NYSE: AHH) today announced that its Board of Directors unanimously voted to appoint Shawn J. Tibbetts as Chairman of the Board, effective January 1, 2026. This action completes the last phase of the planned succession changes initiated in 2024. In addition to his new role, Tibbetts will continue leading the Company as President and Chief Executive Officer.
A seasoned global executive, Tibbetts brings more than two decades of leadership experience in real estate, large-scale infrastructure, and operations, including leading complex business transformations. Since joining Armada Hoffler in 2019, he has strengthened the performance of the Company’s high-quality assets and driven operational excellence through disciplined execution to deliver long-term shareholder value.
“It is an honor to assume the role of Chairman and continue leading Armada Hoffler alongside our Board and management team,” said Tibbetts. “Together, we remain focused on strategic planning to drive growth, strong governance, and disciplined execution, all of which we expect to increase long-term value for our shareholders and sustain the Company’s success well into the future.”
“Shawn has demonstrated exceptional leadership and strategic focus while strengthening Armada Hoffler’s culture and foundation,” said James Carroll, Lead Independent Director. “His appointment as Chairman reflects the Board’s unanimous confidence in his vision and the alignment of leadership as we advance our strategy. While historically the roles of Chairman and CEO have been separate, the Board believes combining these positions at this time will provide unified direction and enhanced efficiency as the Company executes its long-term strategic plan. Working closely with the independent directors, including myself, this structure maintains strong governance and positions Armada Hoffler for growth and shareholder value creation.”
As part of this transition, Lou Haddad, current Executive Chairman and former Chief Executive Officer, will step down from his role as Chairman effective January 1, 2026, and will remain a member of the Board of Directors. Haddad’s ongoing involvement as a director ensures access to his extensive institutional knowledge.

About Armada Hoffler
Armada Hoffler (NYSE: AHH) is a vertically integrated, self-managed real estate investment trust (“REIT”) with over four decades of experience developing, building, acquiring, and managing high-quality office, retail, and multifamily properties located primarily in the Mid-Atlantic and Southeastern

United States. We also provide general construction and development services to third-party clients, in addition to developing and building properties to be placed in our stabilized portfolio. Founded in 1979 by Daniel A. Hoffler, Armada Hoffler has elected to be taxed as a REIT for U.S. federal income tax purposes. For more information visit ArmadaHoffler.com.
Forward-Looking Statements
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These statements relate to the prospects of the Company, the appointment of Mr. Tibbetts as the Chairman of the Board of Directors and Mr. Haddad stepping down as the Chairman of the Board. The forward-looking statements presented herein are based on the Company's current expectations. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and the other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.
Contact:
Chelsea Forrest
Armada Hoffler
Vice President of Corporate Communications and Investor Relations
Email: CForrest@ArmadaHoffler.com
Phone: (757) 612-4248